EXHIBIT 23.3



Netherland, Sewell & Associates, Inc.



             CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to references to our firm in the form and context in which they appear in the Annual Report on Form 10-KSB of GREKA Energy Corporation for the year ended December 31, 1998. We hereby further consent to the use of information contained in our reports, as of January 1, 1997, 1998, and 1999 setting forth the Saba Petroleum Company oil and gas reserves and revenue estimates and to the use of information from our report dated April 5, 1999, setting forth the Horizontal Ventures, Inc. oil and gas reserves and revenue estimates, as of January 1, 1999. We further consent to the incorporation by reference thereof into the Company's Registration Statement on Form S-3 (33-60621).


                                      NETHERLAND, SEWELL & ASSOCIATES, INC.



                                    By: /s/ Frederic D. Sewell
                                       ___________________________________
                                         Frederic D. Sewell
                                         President

Dallas, Texas
April 14, 1999